EX-33.3
(logo) KeyBank
Real Estate Capital


MANAGEMENT'S ASSERTION ON
COMPLIANCE WITH REGULATION AB CRITERIA

KeyCorp Real Estate Capital Markets, Inc. (the "Asserting Party") is responsible for assessing compliance for the transactions listed on Attachment A for the period January 1, 2008 through December 31, 2008 (the "Reporting Period"), with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), except for the criteria set forth in Sections 229.1122(d)(3)(i) - (iv) which the Asserting Party has concluded are not applicable to the servicing of the transactions listed on Attachment A, backed by commercial mortgage loans and serviced by the Asserting Party (the "Applicable Servicing Criteria").

The Asserting Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the transactions listed on Attachment A backed by commercial mortgages serviced by the Asserting Party.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

KeyCorp Real Estate Capital Markets, Inc.


By: /s/ Bryan Nitcher
Bryan Nitcher
Senior Vice President

/s/ Tony Nemec
Tony Nemec
Senior Vice President

/s/ Clark Rogers
Clark Rogers
Senior Vice President

/s/ Diane Haislip
Diane Haislip
Senior Vice President


Date: February 20, 2009

911 Main Street, Suite 1500 * Kansas City, MO 64105
Toll Free (888)979-1200 * Direct (816)221-8800 * www.keybank.com


(page)


KeyCorp Real Estate Capital Markets, Inc.
Management's Assertion on Compliance with Regulation AB Criteria
For the period of January 1 through December 31, 2008
Attachment A


Commercial Mortgage Pass Through Certificates

Name                    CSFB 2003-CK2           LBUBS 2007 C2
AMRS-RM1                CSFB 2006 OMA           LBUBS 2007-C6
ASC 1997-D5             CSFBCM 2003-C4          LBUBS 2007-C7
BACM 2000-2             CSFBCM 2003-C5          Lehman LLF 2007 C5
BACM 2003-2             CSFBCM 2004-C1          Maiden Lane 2008-1
BACM 2005-3             CSFBCM 2004 C2          MCFI 1998-MC2
BACM 2005-5             CSFBMSC 2004-C5         MLCFC 2006-2
BACM 2006-1             CSFBMSC 2004-C3         MLCFC 2007-5
BACM 2008-1             CSFBMSC 2004-C4         MLCFC 2007-6
BALL 2005-MIB1          CSFBMSC 2005-C2         MLCFC 2007-8
BALL 2007 BMB1          CSFBMSC 2005-C4         MLCFC 2007-9
BOA 2001-1              CSFBMSC 2005-C6         MLFT 2006-1
BOA 2001-PB1            CSFBMSC 2006-C1         MLMI 1999-C1
BOA 2002-2              CSMC 2008-C1            MLMT 2003-KEY1
BOA 2002-PB2            CSMSC 2006 C5           MLMT 2004 MKB1
BOA 2003-1              CSMSC 2006-C4           MLMT 2004-KEY2
BS 1998-C1              CSMSC 2006-TFL1         MLMT 2005 CKI1
BS 1999-C1              CSMSC 2007 C2           MLMT 2005 MKB2
BS 2002-TOP8            CSMSC 2007 C3           MLMT 2007 C1
CD 2007 CD5             CSMSC 2007 C4           MLMT 2008 C1
CGCMT 2007-FL3          CSMSC 2007 C5           MSC 1999-CAM1
CHASE 1997-C2           DLJ 1997-CF2            MSC 2007 IQ16
CHASE 1998-1            DLJ 1998-CF1            MSCI 1998 WF2
COMM 1999-C1            DLJ 1998-CF2            MSCI 1999 WF1
COMM 1999-C1            DLJ 2000-CKP1           MSCI 2008 TOP29
COMM 2000-C1            DMARC 1998-C1           MSDWCI 2002-IQ2
COMM 2000-C1 CROWN      Exmoor 2008-1           MSDWCI 2002-IQ3
COMM 2000-C1 CRYSTAL    FULBBA 1998-C2          NB FNMA 1995 M2
COMM 2000-C1 INT CAP    GE 2003-C2              NB FNMA 1996-M5
COMM 2007 FL14          GECCMC 2002-3           NL 1999-1
COMM 2007-C9            GECCMC 2003-C1          NL 1999-2
CRIIMI 1998-1           GECMC 2007-C1           NL 1999-SL
CS 2006 TFL2            GFT 1998-1 DFLT INT     PMAC 1999-C1
CS 2006 TFL2 NonPool    GFT 1998-1 LC           PSSFC 1998 C-1
CS 2006 TFL2 SAVA       GFT 1998-1 POST INT     PSSFC 1999 C-2
CS 2007 TFL1            GFT 1998-1 PRE INT      PSSFC 1999 NRF-1
CS 2007 TFL2            GFT 1998-Cl             SBMS 2000-C2
CSFB 1998-C1            GS 2001-LIB             SBMS 2000-NL1
CSFB 2001-CK1           GS 2007 GG11            SBMS 2002-Key2
CSFB 2001-CK3           JPM 2000-C9             WBCMT 2007 C30
CSFB 2001-CK6           JPM 2007 CIBC20
CSFB 2001-CKN5          JPMCC 2005-LDP4
CSFB 2001-FL2           KEY 2000-C1
CSFB 2002-CKN2          LBCMT 2007 C3
CSFB 2002-CKP1          LBCMT 98-C1
CSFB 2002-CKS4          LBUBS 2000-C4
CSFB 2002-CP3           LBUBS 2006 C7
CSFB 2003-C3            LBUBS 2007 C1


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KeyCorp Real Estate Capital Markets, Inc.
Management's Assertion on Compliance with Regulation AB Criteria
For the period of January 1 through December 31, 2008
Attachment A

Conduit                                     Agency                                          Third Party
Name                                 Name                                            Name
Barclays Fixed                       FHLMC - Credit Facility                    Allstate Life Ins Co
Barclays Floaters                    FHLMC - Others                             Anchor Bank
BEAR STEARNS FUNDING INC             Ginnie Mae                                 Arbor Realty Trust Inc
BS WH CAP TRUST INC                  GINNIE MAE - USDA                          Ashford Hospitality
CBA Mezz Cap                         USDA                                       AStar
CBRE REALTY FINANCE                                                             Banco Inbusa, SA
Citigroup WH Fixed                        Life/Pension                          Bank Leumi USA
Citigroup WH Floaters                Name                                       Bayerische Landesbank
COLUMN LARGE WH                      Colorado County                            Blackrock Financial Mgmt
Credit Suisse HC Floaters            Country Life                               Blackstone Special Funding
CS HealthCare Fixed                  Country Life CTL                           Brascan Structured Notes
CSFB INT WH                          Hartford Acc and Ind Co                    BREF One LLC
CSFB Interim                         Hartford Casualty Ins Co                   BREF One LLC Series A
DBS WH                               Hartford Fire Ins Co                       Brookdale Funding Co Inc
DEUTSCHE LOC                         Hartford Illinois                          Cadim Note, Inc.
First Union                          Hartford L&A                               Capital Trust Inc
GACC WH                              Hartford Life                              Capmark Bank
ING Clarion Debt Fund                Hartford Life Ann Ins Co                   Carbon Capital II CDO 05-1
LEHMAN WH DH                         John Hancock                               Carbon Capital II-B LLC
LEHMAN WH SOV BK                     PPM America                                Centennial Bank
Merrill Lynch                        RGA LDM                                    Central Pacific Bank
Merrill Lynch ML                     RGA RE                                     CFG Mezz Loan Acq Co
ORIX WH                              RGA Security Life of Denve                 Chase Manhattan Bank
ORIX WH CHICAGO                      RGA Timberlake                             CIBC Inc.
                                     SA06                                       CIM 9901 La Cienega LP
      CDO                            SA45                                       CitiGroup Global
Name                                                                            CMAC
Highland Park CDO I                       Small CMD                             Columbia Pacific Mgmt
HMI I-CRE CDO 2007-1                 Name                                       Columbian Life
                                     Bank of Internet USA                       Concord Real Estate CDO 06
      Agency                         KEY 2007-SL1                               Credit Suisse Intl
Name                                                                            Cudd and CO
Fannie Mae                              Fund                                    Cypress Real Estate Adv
Fannie Mae Negotiated Sold           Name                                       DB Swirn
FNMA - Aggregation                   HMI Fund                                   Deka
FNMA - Cash DUS                                                                 Dekanbank Deutsche Girozen
FNMA - Direct Bond                      Third Party                             Deutsche Genossenschafts
FNMA - DMBS                          Name                                       Deutsche Genossenschafts H
FNMA - DUS                           111 Debt Acquistion MZ DAL                 Deutsche Hypothekenbank
FNMA - DUS ARM                       Aareal                                     DLJ Real Estate Capital
FNMA - MBS                           Admiral Insurance Company                  Dusseldorfer Hypotheken
FNMA - MBS A/360                     Aegon                                      Eastern Development
FNMA - MBS/DUS 1                     AIB Debt Management Ltd                    Emigrant Realty Finance
FNMA - MBS/DUS 2                     AIDEA                                      Esquire Mezzanine Finance
FNMA - Negotiated MBS                AIG                                        Fidelity
FNMA - Struct. Cash Facil.           Albany Local Develop Corp                  First Federal SB of IA
GNMA I                               Allied Irish                               Five Mile Capital



(page)


KeyCorp Real Estate Capital Markets, Inc.
Management's Assertion on Compliance with Regulation AB Criteria
For the period of January 1 through December 31, 2008
Attachment A

Third Party                            Third Party                                         Third Party

Name                                   Name                                     Name
Five Mile Capital DAL                  LRP Landesbank DAL                       Styx Partners, LP
Fortress Credit                        LRP Landesbank Rheinland                 Teachers
GACC-Spring Asset Fnd CDO              Maguire Properties, LP                   Teachers Ins and Ann Assoc
GE Capital Corp                        Marathon Structured Financ               Times Square PT Third Mezz
Genworth                               Merrill Lynch Mtge Lending               TRT Lending LLC
Genworth Life DAL                      MetLife                                  U.S. Bank Trust National
Gerlach & CO                           Midland for CCSFER and PC                UBS
Gerlach & CO                           MONY Realty Capital, Inc                 VNO T-Hotel Loan, LLC
Gerlach & CO                           Morgan Stanley Mtge Corp                 Vornado Realty Trust
GIC Real Estate                        MRC Mortgage Inv Trust                   Wachovia Bank NA
Goldenbridge Acq Holdings              Munchener Hypothekenbank                 Washington Holdings
Goldman Sachs Mtg Co                   New York Life Ins Co                     Washington Mutual Bank
GRSCD                                  Newcastle CDO IV, Ltd                    Wells Fargo Bank
GS Strategic Inv Japan                 Newcastle CDO IX 1                       Westdeutsche Immobiliebank
GSREA LLC                              NexBank                                  WestLB AG
GSRE-BS II, Ltd                        NIC BR LLC                               WHG Loan Investors LLC
GSRE-CS                                NIC CRA, LLC                             Winthrop
G-Star 2005-5 Ltd GTSJ                 Norddeutsche Landesbank                  Woodward Capital
Guggenheim                             NY Credit Funding I Inc                  WP Carey & Co
Guggenheim 2005-2                      NYLIM Real Estate Mezz                   Zions First National Bank
H2 Credit Partners Master              ONEX Real Estate
H2 Real Estate CDO 06-1                ORIX Capital Markets LLC
Highland Capital Mgmt LP               Pacific Life Insurance Co
HIMCO                                  Park National Bank
Hypo                                   PB Capital
IFTCO                                  Petra
ING Life Insurance Annuity             Principal Life Ins Co
ING Real Estate Finance                Prosper Bank
ING Real Estate Finance                Prudential Ins Co of Amer
Investcorp International               Quadra Realty Inc.
IStar Asset Services                   Quadrant Strategy REIT
Jackson National Life Ins              Rait Partnership LP
JER Investors Trust                    RCC Real Estate SPE 2
JER US Debt Finance Co CS              Redwood Capital
John Hancock Mutual Life               Resource Real Est CDO 2007
JP Morgan Chase Bank                   SAAR Landesbank
KBS Debt Holdings LLC                  Sandelman
Landesbank Baden Wurttembe             Savanna Fund
Landesbank Baden-Wurttem               Shorenstein Realty Inv Nin
Landesbank Hessen                      SL Green KC
Landesbank Sachsen Girozen             Sorin Master Fund, Inc
LaSalle Bank Nat Assoc                 Sorin Master Fund, LTD
LBCMT 2007 C3 NonTrust                 Sorin Real Estate CDO I
LBUBS 07C1 Non-Trust                   Sorin Real Estate CDO IV
Lehman LLF 2007 C5 NonTrus             SRI Nine Debt Holdings LLC
LEM Funding                            State of Wash Investment
Lennar                                 Storms & Co
